            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated June 15, 2004, to the Board of
Trustees and Shareholders of Schroder Global Series Trust, relating to the financial statements and financial highlights which appear in the April 30, 2004
Annual Report of Schroder Global Series Trust, and are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent
Registered Public Accounting Firm" and "Financial Statements" in the Statements
of Additional Information.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
August 26, 2004